UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020 (April 5, 2020)

Hexcel Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-8472	94-1109521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Stamford Plaza

281 Tresser Boulevard

Stamford, Connecticut 06901-3238

(Address of principal executive offices) (Zip Code)

(203) 969-0666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on January 12, 2020, Hexcel Corporation (the “Company”) entered into an Agreement and Plan of Merger with Woodward, Inc. (“Woodward”) and Genesis Merger Sub, Inc., a wholly owned subsidiary of Woodward (the “Merger Agreement”).

On April 5, 2020, the Company and Woodward entered into an agreement to terminate the Merger Agreement (the “Mutual Termination Agreement”). Pursuant to the Mutual Termination Agreement, the Merger Agreement was terminated.

The summary of the Mutual Termination Agreement set forth under this Item 1.02 is qualified in its entirety by reference to the complete terms and conditions of the Mutual Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 6, 2020, the Board of Directors of the Company (the “Board of Directors”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”), and adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of April 6, 2020 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent. The dividend is payable on April 16, 2020 to Company stockholders of record as of the close of business on April 16, 2020.

In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group which acquires 15% or more of the outstanding Company Common Stock without the approval of the Board of Directors. The Rights Agreement would not interfere with any merger or other business combination approved by the Board of Directors.

A summary of the terms of the Rights Agreement is as follows:

The Rights. The Rights will initially trade with, and will be inseparable from, the Company Common Stock. A Right will accompany any share of Company Common Stock issued after April 16, 2020 until the Distribution Date (as defined below) or the earlier expiration, exchange or redemption of the Rights.

Exercise Price. Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $150.00 (the “Exercise Price”), once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend, voting and liquidation rights as would one share of Company Common Stock.

Exercisability. The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” (as defined in the Rights Agreement) by obtaining beneficial ownership of 15% or more of the outstanding Company Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

The date when the Rights become exercisable is the “Distribution Date.” Until the Distribution Date, the Company Common Stock certificates, or, in the case of uncertificated shares, notations in the book-entry account system, will also evidence the Rights, and any transfer of shares of Company Common Stock will constitute a transfer of the corresponding Rights. After the Distribution Date, the Rights will separate from the Company Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Company Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Beneficial Ownership. Certain synthetic interests in securities created by derivative positions — whether or not such interests are considered to be ownership of the underlying Company Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934 — are treated as beneficial ownership of the number of shares of Company Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Company Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the stockholder rights plan are excepted from such imputed beneficial ownership.

Expiration. The Rights will expire on April 20, 2021.

Redemption. The Board of Directors may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if there is a stock split of Company Common Stock or a dividend of Company Common Stock.

Anti-Dilution Provisions. The Board of Directors may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Company Common Stock. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board of Directors without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board of Directors may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase a number of shares of Company Common Stock with a market value of twice the Exercise Price, based on the market value of Company Common Stock prior to such acquisition.

•	Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding shares of Company Common Stock, the Board may extinguish the Rights by exchanging one share of Company Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase shares a number of shares of the acquiring corporation with a market value of twice the Exercise Price, based on the market value of the acquiring corporation’s stock prior to such transaction.

Preferred Share Provisions.

Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•	will entitle its holder to quarterly dividend payments of $.01 per share, or an amount equal to the dividend paid on one share of Company Common Stock, whichever is greater;

•	will entitle its holder upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of Company Common Stock, whichever is greater;

•	will have the same voting power as one share of Company Common Stock; and

•	if shares of Company Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Company Common Stock.

The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of Company Common Stock.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company upon request.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board of Directors approved the Certificate of Designations establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designations was filed with the Secretary of State of the State of Delaware on April 6, 2020. The Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01.	Other Events.

On April 6, 2020, the Company and Woodward issued a joint press release announcing the termination of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on April 6, 2020, the Company announced several actions it is taking in response to the global coronavirus (COVID-19) pandemic and the related impact on its business, including cost reduction measures, and the declaration of the dividend of Rights. The Company also announced its first quarter 2020 financial results release date and the date of its 2020 annual meeting of stockholders. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Hexcel Corporation, as filed with the Secretary of the State of Delaware on April 6, 2020.

4.1	Rights Agreement, dated as of April 6, 2020, between Hexcel Corporation and American Stock Transfer & Trust Company, LLC, which includes the form of Certificate of Designations as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C.

10.1	Mutual Termination Agreement, dated as of April 5, 2020, between Hexcel Corporation and Woodward, Inc.

99.1	Joint Press Release of Hexcel Corporation and Woodward, Inc., dated as of April 6, 2020.

99.2	Press Release of Hexcel Corporation, dated as of April 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2020

Hexcel Corporation

By:	/s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	Executive Vice President, General Counsel and Secretary